Filed pursuant to Rule 433
                                                         File No.: 333-132809-56



                      STRUCTURAL AND COLLATERAL TERM SHEET

                           GSAMP 2007-HSBC1 TERM SHEET
                           ---------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES


The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.
txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                               $655,543,000(1)(4)
                                  (Approximate)
                                GSAMP 2007-HSBC1
                     GS Mortgage Securities Corp., Depositor
                       Mortgage Pass-Through Certificates


Overview of the Offered Certificates
------------------------------------

----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------
                    Approximate
                     Principal        Expected         Initial        Estimated                               Expected
                      Balance          Credit       Pass-Through      Avg. Life      Principal Payment     Moody's / S&P
  Certificates       ($)(1)(4)         Support         Rate(5)         (yrs)(2)        Window(2)(3)          Ratings(6)
----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------
     A-1(7)           564,686,000      17.65%       LIBOR + [ ]%         1.96          09/07 - 12/13         Aaa / AAA
      M-1               6,857,000      16.65%       LIBOR + [ ]%         4.73          08/11 - 12/13         Aa3 / AA+
      M-2              13,715,000      14.65%       LIBOR + [ ]%         4.65          06/11 - 12/13          A1 / AA+
      M-3              13,371,000      12.70%       LIBOR + [ ]%         4.56          04/11 - 12/13          A2 / AA+
      M-4              12,686,000      10.85%       LIBOR + [ ]%         4.50          02/11 - 12/13          A3 / AA+
      M-5              11,657,000       9.15%       LIBOR + [ ]%         4.44          01/11 - 12/13         Baa1 / AA
      M-6               9,943,000       7.70%       LIBOR + [ ]%         4.41          12/10 - 12/13         Baa2 / AA-
      M-7               7,543,000       6.60%       LIBOR + [ ]%         4.38          12/10 - 12/13         Baa3 / AA-
      M-8               7,885,000       5.45%       LIBOR + [ ]%         4.35          11/10 - 12/13          Ba1 / A+
      M-9               7,200,000       4.40%       LIBOR + [ ]%         4.34          10/10 - 12/13          Ba2 / A
----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------
     Total           $655,543,000
----------------- ----------------- -------------- ---------------- --------------- -------------------- -------------------

(1) The principal balances of the certificates are calculated based on mortgage loan balances as of the Cut-off Date.

(2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% clean-up call on all certificates.

(3) The final scheduled distribution date for the certificates is the distribution date in February 2037.

(4) The initial aggregate principal balance of the certificates will be subject to an upward or downward variance of no more than approximately 10%.

(5) See the "Structure of the LIBOR Certificates" section of this term sheet for more information on the pass-through rates of the certificates.

(6) The ratings on the certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of interest on the certificates other than accrued certificate interest (as described in this term sheet) or the possibility that a holder of a certificate might realize a lower than anticipated yield.

(7) The Class A-1 Certificates will be covered by an insurance policy provided by Financial Security Assurance Inc. to generally cover timely interest and ultimate principal payments.


Selected Mortgage Pool Data (8)
---------------------------

------------------------------------------------------------ ---------------
Aggregate Scheduled Principal Balance: (9)                     $685,715,325
Number of Mortgage Loans:                                             4,493
Average Scheduled Principal Balance:                               $152,619
Weighted Average Gross Interest Rate:                                8.009%
Weighted Average Net Interest Rate: (10)                             7.509%
Weighted Average Original FICO Score:                                   648
Weighted Average Current FICO Score:                                    677
First Lien Percentage:                                              100.00%
Weighted Average Original LTV Ratio:                                 80.06%
Weighted Average Combined Original LTV Ratio with Silent
Seconds: (11)                                                        83.83%
Weighted Average Updated Original Current LTV
Ratio: (12)                                                          74.79%
Weighted Average Updated Combined Current LTV Ratio with
Silent Seconds: (11) (12)                                            78.30%
Weighted Average Stated Remaining Term (months):                        326
Weighted Average Seasoning (months):                                     23
Weighted Average Months to Roll: (13)                                     9
Weighted Average Gross Margin: (13)                                  6.319%
Weighted Average Initial Rate Cap: (13)                              2.533%
Weighted Average Periodic Rate Cap: (13)                             1.125%
Weighted Average Gross Maximum Lifetime Rate: (13)                  14.088%
Percentage of Mortgage Loans with Silent Seconds: (14)               19.49%
Non-Zero Weighted Average Debt to Income Ratio at
Origination:                                                         38.83%


(8) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted as of the Cut-off Date.

(9) The initial aggregate scheduled principal balance of the collateral will be subject to an upward or downward variance of no more than approximately 10%.

(10) The weighted average net interest rate is equivalent to the weighted average gross interest rate less the Servicing Fee Rate.

(11) The combined original LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second lien mortgage loans not included in the mortgage loan pool that is secured by the related mortgaged property and originated in connection with the origination of the first lien mortgage loan, plus the original principal balance of the related first lien mortgage loan, to the original value of the related mortgaged property.

(12) The updated current LTV ratio reflects the current loan balance divided by the updated valuation provided by a broker price opinion ("BPO") or, in the event a BPO was not completed, an automated valuation model, between June and July 2007.

(13) Represents the weighted average of the adjustable-rate mortgage loans in the mortgage loan pool.

(14) Represents percentage of mortgage loans in the mortgage loan pool as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first lien mortgage loan and the second lien mortgage loan is not included in the mortgage loan pool.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Features of the Transaction
---------------------------

o The mortgage loans in the transaction consist of seasoned subprime, first lien, adjustable and fixed-rate residential mortgage loans (the "Mortgage Loans"). The underlying loans were originated by HSBC Mortgage Services Inc.

o Credit support for the certificates will be provided through a senior/subordinate structure, initial and target overcollateralization of 4.40%, excess spread and an insurance policy provided by Financial Security Assurance Inc. ("FSA") to generally cover timely interest and ultimate principal payments of the Class A Certificates.

o All of the Mortgage Loans will be serviced by Avelo Mortgage, L.L.C. ("Avelo"). Wells Fargo Bank, N.A. ("Wells Fargo") will be the master servicer and securities administrator and will be required to monitor the performance of the servicer.

o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as "GSA07HS1" and on Bloomberg as "GSAMP 07-HSBC1".

o This transaction will contain an interest rate swap agreement with an initial swap notional amount of approximately $283,770,282. The swap notional amount will amortize in accordance with the swap schedule. Under the interest rate swap agreement, on each distribution date prior to the termination of the interest rate swap agreement, the issuing entity will be obligated to pay to the swap provider an amount equal to a per annum rate of [5.050%] (on an actual/360 basis) on the swap notional amount and the issuing entity will be entitled to receive from the swap provider an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount.

o The offered certificates will be registered under a registration statement filed with the Securities and Exchange Commission.


Time Table
----------

Expected Closing Date: August 30, 2007

Cut-off Date:          August 1, 2007

Expected Pricing Date: On or prior to August 28, 2007

First Distribution     September 25, 2007
Date:


Key Terms
---------

Offered Certificates:  Class A and Class M Certificates

Class A Certificates:  Class A-1 Certificates

Class M Certificates:  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                       Class M-6, Class M-7, Class M-8 and Class M-9
                       Certificates

Non-Offered            Residual Certificates
Certificates:

Residual Certificates: Class R, Class RC and Class RX Certificates

LIBOR Certificates:    Offered Certificates

Depositor:             GS Mortgage Securities Corp.

Lead Manager:          Goldman, Sachs & Co.

Servicer:              Avelo Mortgage, L.L.C.

Master Servicer and    Wells Fargo Bank, N.A.
Securities
Administrator:

Trustee and Custodian: Deutsche Bank National Trust Company

Class A Insurer:       Financial Security Assurance Inc.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Swap Provider:         TBD

Servicing Fee Rate:    50 basis points

Expense Fee:           The servicing fee at the Servicing Fee Rate

Insurer Premium Rate:  [20 basis points]

Insurer Premium:       For any  Distribution Date, one twelfth of the Insurer
                       Premium Rate multiplied by the aggregate class principal balance of the Class A Certificates for such distribution date

Distribution Date:     25th day of the month or the following business day

Record Date:           For any Distribution  Date, the last business day of the
                       Interest Accrual Period (as defined below)

Delay Days:            0 day delay on all LIBOR Certificates

Prepayment Period:     The period commencing on the 16th day of the calendar
                       month preceding the month in which the Distribution Date occurs and ending on the 15th day of the calendar month in which the Distribution Date occurs.

Due Period:            The period commencing on the second day of the calendar
                       month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Day Count:             Actual/360 basis

Interest Accrual       From the prior Distribution Date to the day prior to the
Period:                current Distribution Date (except for the initial
                       Interest Accrual Period for which interest will accrue from the Closing Date).

Pricing Prepayment     Adjustable-rate Mortgage Loans:  CPR starting at 5% CPR
Assumptions:           in the first month of the mortgage loan (i.e.  loan age)
                       and increasing to 30% CPR in month 12 (an approximate
                       2.273% increase per month), remaining at 30% CPR for 12 months, then moving to 60% CPR for 3 months, and then remaining at 35% CPR thereafter.

                       Fixed-rate Mortgage Loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter.

Mortgage Loans:        The issuing entity will consist of $685,715,325 of
                       seasoned subprime, first lien, adjustable-and fixed-rate residential mortgage loans with original principal balances as of the Cut-off Date that conform to the original principal balance limits for one-to four-family residential mortgage loan guidelines set by Fannie Mae and Freddie Mac.

Excess Spread:         The initial weighted average net interest rate of
                       the Mortgage Loans will be greater than the interest payments on the LIBOR Certificates, resulting in excess cash flow calculated in the following manner based on the Mortgage Loan balances as of the Cut-off Date:

                       Initial Gross WAC:(1)                       8.0095%
                         Less Fees & Expenses:(2)                  0.5000%
                                                              -----------------
                       Net WAC:(1)                                 7.5095%
                         Less Initial LIBOR Certificate            6.1658%
                           Interest Rate (Approx.):(3)
                         Plus Initial Net Swap Inflow:(3)          0.2028%
                                                              -----------------
                       Initial Excess Spread:(1)                   1.5464%

                       (1) This amount will vary on each Distribution Date based on changes to the weighted average of the interest rates on the Mortgage Loans as well as any changes in day count.

                       (2)   Assumes an Expense Fee Rate of 50 bps.

                       (3) Assumes 1-month LIBOR equal to 5.540%, initial marketing spreads, an initial Insuerer Premium Rate of 20 bps on the Class A Certificates and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average of the pass-through rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:    Yes, as to principal and interest, subject to
                       recoverability


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Compensating Interest: The Servicer will pay compensating interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage Loans during the related Prepayment Period and (B) one-half of the applicable servicing fee received for the related Distribution Date.

Optional Clean-up      The transaction has a 10% optional clean-up call.
Call:

Rating Agencies:       Standard & Poor's Ratings Services, a division of The
                       McGraw-Hill Companies, Inc. and Moody's Investors
                       Service, Inc. will rate all of the Offered Certificates.

Minimum Denomination:  $25,000 with regard to each of the Offered Certificates

Legal Investment:      It is anticipated that the Offered Certificates will be
                       SMMEA eligible.

ERISA Eligible:        Underwriter's exemption is expected to apply to the
                       Offered Certificates. However, in addition, for so long as the interest rate swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:         Portions of the issuing entity will be treated as
                       multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                       The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Basis risk interest carry forward payments will be treated as payments under a notional principal contract for federal income tax purposes.

                       The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This discussion is written to support the promotion or marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances from an independent tax advisor.

Registration           This term sheet does not contain all information that is
Statement and          required to be included in a registration statement, or
Prospectus:            in a base prospectus and prospectus supplement.

                       The Depositor has filed a registration statement (including the base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the base prospectus if you request it by calling toll-free 1-800-323-5678.

                       The registration statement referred to above (including the base prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                       http://www.sec.gov/Archives/edgar/data/807641/
                       000091412107000012/gs6377900-s3.txt

Risk Factors:          PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                       THE REGISTRATION STATEMENT FOR A DESCRIPTION OF
                       INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH
                       AN INVESTMENT IN THE OFFERED CERTIFICATES.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structure of the LIBOR Certificates
-----------------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of "Principal Distributions on the Certificates". Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the first Distribution Date on which the Optional Clean-up Call is exercisable, subject to the related WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute), which will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. Any reductions in the Pass-Through Rate attributable to the related WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the related WAC Cap) as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 4.40% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 8.80% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), (3) subordination of distributions on the more subordinate classes of LIBOR Certificates to the required distributions on the more senior classes of LIBOR Certificates and (4) solely with respect to the Class A Certificates, an insurance policy to cover timely interest and ultimate principal payments except in the case of an Optional Clean-up Call.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate LIBOR Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x)  the Distribution Date occurring in September 2010; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 35.30%.

----------------------- ---------------------------------------------------------- --------------------------------------------
        Class                   Initial Credit Enhancement Percentage(1)                   Stepdown Date Percentage
----------------------- ---------------------------------------------------------- --------------------------------------------
          A                                      17.65%                                             35.30%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-1                                     16.65%                                             33.30%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-2                                     14.65%                                             29.30%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-3                                     12.70%                                             25.40%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-4                                     10.85%                                             21.70%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-5                                      9.15%                                             18.30%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-6                                      7.70%                                             15.40%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-7                                      6.60%                                             13.20%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-8                                      5.45%                                             10.90%
----------------------- ---------------------------------------------------------- --------------------------------------------
         M-9                                      4.40%                                              8.80%
----------------------- ---------------------------------------------------------- --------------------------------------------


(1) Includes initial overcollateralization percentage.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Insurance Policy. The Class A Insurer will guarantee for the Class A Certificates the following: (a) timely payment of interest on the Class A Certificates at the Class A Pass-Through Rate as applicable, and (b) the payment of principal on the Class A Certificates by no later than the February 2037 Distribution Date. The Class A Insurer will not guarantee any Basis Risk Carry Forward Amounts, any interest shortfalls resulting from the Servicemembers Civil Relief Act or prepayment interest shortfalls.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 42.11% of the Credit Enhancement Percentage for the Class A Certificates (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property, Mortgage Loans where the related mortgagor has filed for bankruptcy, Mortgage Loans which are the subject of a modification (but only for a period of the past twelve months following the date of such modification), and Mortgage Loans which have been repurchased since the Closing
Date) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

-------------------------------------------- ---------------------------------------------------------------------------------------
            Distribution Dates                                        Cumulative Realized Loss Percentage
-------------------------------------------- ---------------------------------------------------------------------------------------
       September 2009 - August 2010                                        1.25% for the first month,
                                                          plus an additional 1/12th of 1.50% for each month thereafter
-------------------------------------------- ---------------------------------------------------------------------------------------
       September 2010 - August 2011                                        2.75% for the first month,
                                                          plus an additional 1/12th of 1.00% for each month thereafter
-------------------------------------------- ---------------------------------------------------------------------------------------
       September 2011 - August 2012                                        3.75% for the first month,
                                                          plus an additional 1/12th of 0.75% for each month thereafter
-------------------------------------------- ---------------------------------------------------------------------------------------
       September 2012 - August 2013                                        4.50% for the first month,
                                                          plus an additional 1/12th of 0.25% for each month thereafter
-------------------------------------------- ---------------------------------------------------------------------------------------
       September 2013 - August 2014                                        4.75% for the first month,
                                                          plus an additional 1/12th of 2.15% for each month thereafter
-------------------------------------------- ---------------------------------------------------------------------------------------
       September 2014 and thereafter                                                 6.90%
-------------------------------------------- ---------------------------------------------------------------------------------------

40-Year Trigger Event. A 40-Year Trigger Event is in effect if on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate scheduled principal balance of the Mortgage Loans with original amortization terms of 40 years and maturing in 40 years, exceeds (ii) the actual overcollateralization for such distribution date.

Pass-Through Rates. For all LIBOR Certificates the pass-through rate will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M Certificates will increase to 1.5 times the margin at issuance.

Class A Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-8 Pass-Through Rate. The Class M-8 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-9 Pass-Through Rate. The Class M-9 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

The Residual Certificates are not entitled to receive any distributions of interest.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the applicable Interest Accrual Period and (ii) the excess of (A) the weighted average of the interest rates on the mortgage loans (in each case, less the Expense Fee Rate and, solely with respect to the Class A Certificates, less the Insurer Premium Rate) in effect at the beginning of the related Due Period on the Mortgage Loans, over (B) a fraction, the numerator of which is the product of (1) Net Swap Payments, if any, for that Distribution Date, and (2) 12, and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period.

Basis Risk Carry Forward Amount. As to any Distribution Date and any class of LIBOR Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of LIBOR Certificates at such class' applicable Pass-Through Rate (without regard to the related WAC Cap) over interest due on such class of LIBOR Certificates at a rate equal to the related WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable Pass-Through Rate (without regard to the related WAC Cap). In the event any class of LIBOR Certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of LIBOR Certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related Pass-Through Rate, as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee, net swap payments out of the issuing entity and certain swap termination payments owed to the Swap Provider, if any.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and the Insurer Premium and plus
(A) the net swap receivable into the issuing entity, if any, less (B) net swap payments and certain swap termination payments out of the issuing entity, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Principal Remittance Amount. On any Distribution Date, the sum of

      (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

      (ii) the principal portion of all partial and full prepayments received during the related prepayment period,

      (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

      (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

      (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

      (vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all distributions under the headings "Interest Distributions on the Certificates," and "Principal Distributions on the Certificates" below.

Excess Subordinated Amount. For any Distribution Date, the excess, if any of (i) the actual overcollateralization over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 64.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the aggregate class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 66.70% (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), and (C) the aggregate class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 70.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the aggregate class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 74.60% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the aggregate class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 78.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the aggregate class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the aggregate class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 84.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the aggregate class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (H) the aggregate class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the aggregate class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the aggregate class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (I) the aggregate class certificate balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.10% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-9 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the aggregate class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the aggregate class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the aggregate class


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the aggregate class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the aggregate class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the aggregate class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the aggregate class certificate balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the aggregate class certificate balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 91.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Interest Distributions on the Certificates. On each Distribution Date, distributions from available funds will be allocated as follows:

(i) to the Class A Insurer, the related Insurer Premium for such distribution date

(ii) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any,

(iii) from the Interest Remittance Amount to the Class A Certificates, their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates,

(iv) from any remaining Interest Remittance Amount, to the Class A Insurer for prior draws (including applicable interest) on the insurance policy,

(v) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Certificates.

(A) On each Distribution Date (1) prior to the Stepdown Date or (2) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)       sequentially:

          (a) concurrently, to the Residual Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero, and

          (b) to the Class A Certificates, the Principal Distribution Amount, until the class certificate balances thereof have been reduced to zero; and

(ii) any amounts owed to the Class A Insurer for prior draws (including applicable interest) on the policy, to the extent not covered by the Interest Remittance Amount,

(iii)     certain amounts owed to the Class A Insurer under the Insurance
          Policy, and

(iv) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

(B) On each Distribution Date (1) on or after the Stepdown Date and (2) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their class certificate balances have been reduced to zero,

(ii) any amounts owed to the Class A Insurer for prior draws (including applicable interest) on the policy, to the extent not covered by the Interest Remittance Amount,

(iii)     certain amounts owed to the Class A Insurer under the Insurance
          Policy,

(iv) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(ix) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(x) to the Class M-7 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(xi) to the Class M-8 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-8 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(xii) to the Class M-9 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-9 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

(ii) to the Class A Certificates, any Basis Risk Carry Forward Amounts for such class,

(iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates any Basis Risk Carry Forward Amount for such classes,

(iv)      certain swap termination payments to the Supplemental Interest Trust,

(v) certain amounts owed to the Class A Insurer under the insurance policy,

(vi) if a 40-Year Trigger Event is in effect, then any remaining amounts will be distributed first, to the Class A Certificates, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual overcollateralized amount for such distribution date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective class certificate balances have been reduced to zero; and

(vii)     to the holders of the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the class certificate balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to clause (A) above under the subheading "Principal Distributions on the Certificates" above will be included as part of the distributions pursuant to clause (B) above under the subheading "Principal Distributions on the Certificates" above.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include the net swap payments owed to the Swap Provider for such Distribution Date, the net swap receipts from the Swap Provider for such Distribution Date and any swap termination payments owed to the Swap Provider or received from the Swap Provider. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii) to the certificateholders, to pay interest according to sections (iii) and (v) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be restored to the required overcollateralization amount as a result of current or prior Realized Losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow," to the extent unpaid from other available funds,


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(v) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)      to the holders of the Class X Certificates, any remaining amounts.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust to pay principal as described above, the aggregate class certificate balances of the LIBOR Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M Certificates will be reduced, in inverse order of seniority (beginning with the Class M-9 Certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. This reduction of a class certificate balance for realized losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Remaining Prepayment Penalty Term by Product Type(1)(2)
-------------------------------------------------

--------------------------------- ------------------- ------------------ ------------------- ------------------- ------------------
Product                               No Penalty         1-12 Months        13-24 Months        25-36 Months           Total
--------------------------------- ------------------- ------------------ ------------------- ------------------- ------------------
2 YR ARM                                 $53,669,854        $67,669,039          $6,265,470                  $0       $127,604,363
2 YR ARM 40/30 DUAL AMORTIZATION             125,088                  0                   0                   0            125,088
2 YR ARM 40/40                               354,529          4,315,422             772,769                   0          5,442,720
2 YR ARM BALLOON 40/30                     6,528,261         21,132,888           1,883,846                   0         29,544,995
2 YR ARM IO                               35,178,281         80,094,909           2,629,003                   0        117,902,193
3 YR ARM                                  20,045,747          9,297,281          31,412,762           6,415,358         67,171,148
3 YR ARM 40/40                               849,901                  0           3,270,450             467,311          4,587,663
3 YR ARM BALLOON 40/30                     1,904,556            382,035          11,188,245           2,322,716         15,797,551
3 YR ARM IO                                6,641,662          3,746,130          15,837,250           2,671,406         28,896,448
40 YR FIXED                                  352,262            173,788             646,416           1,231,051          2,403,516
5 YR ARM                                     643,138            308,283             526,291             599,188          2,076,900
5 YR ARM 40/40                               139,003                  0                   0                   0            139,003
5 YR ARM BALLOON 40/30                             0                  0             498,047                   0            498,047
5 YR ARM IO                                  988,945            485,465             237,475             278,000          1,989,885
6 MO ARM IO                                  169,039                  0                   0                   0            169,039
FIXED                                    104,906,283        103,881,103          46,974,376          10,159,075        265,920,836
FIXED 40/30 DUAL AMORTIZATION                      0            130,108             216,057                   0            346,165
FIXED BALLOON 30/15                           64,326             81,046             228,012                   0            373,384
FIXED BALLOON 40/30                          154,957            190,197           1,254,237             403,514          2,002,904
FIXED IO                                   3,985,007          2,178,578           5,951,792             608,100         12,723,477
--------------------------------- ------------------- ------------------ ------------------- ------------------- ------------------
Total:                                  $236,700,838       $294,066,271        $129,792,497         $25,155,719       $685,715,325
--------------------------------- ------------------- ------------------ ------------------- ------------------- ------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

(2)   Columns may not add due to rounding


Remaining Prepayment Penalty Term by Product Type(1)(2)
-------------------------------------------------

---------------------------------------------- ------------------ ------------------- ------------------ -------------------
Product                                           No Penalty         1-12 Months        13-24 Months        25-36 Months
---------------------------------------------- ------------------ ------------------- ------------------ -------------------
2 YR ARM                                                   7.83%               9.87%              0.91%               0.00%
2 YR ARM 40/30 DUAL AMORTIZATION                            0.02                0.00               0.00                0.00
2 YR ARM 40/40                                              0.05                0.63               0.11                0.00
2 YR ARM BALLOON 40/30                                      0.95                3.08               0.27                0.00
2 YR ARM IO                                                 5.13               11.68               0.38                0.00
3 YR ARM                                                    2.92                1.36               4.58                0.94
3 YR ARM 40/40                                              0.12                0.00               0.48                0.07
3 YR ARM BALLOON 40/30                                      0.28                0.06               1.63                0.34
3 YR ARM IO                                                 0.97                0.55               2.31                0.39
40 YR FIXED                                                 0.05                0.03               0.09                0.18
5 YR ARM                                                    0.09                0.04               0.08                0.09
5 YR ARM 40/40                                              0.02                0.00               0.00                0.00
5 YR ARM BALLOON 40/30                                      0.00                0.00               0.07                0.00
5 YR ARM IO                                                 0.14                0.07               0.03                0.04
6 MO ARM IO                                                 0.02                0.00               0.00                0.00
FIXED                                                      15.30               15.15               6.85                1.48
FIXED 40/30 DUAL AMORTIZATION                               0.00                0.02               0.03                0.00
FIXED BALLOON 30/15                                         0.01                0.01               0.03                0.00
FIXED BALLOON 40/30                                         0.02                0.03               0.18                0.06
FIXED IO                                                    0.58                0.32               0.87                0.09
---------------------------------------------- ------------------ ------------------- ------------------ -------------------
Total:                                                    34.52%              42.88%             18.93%               3.67%
---------------------------------------------- ------------------ ------------------- ------------------ -------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

(2)   Columns may not add due to rounding.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakeven CDR Table for the Class M Certificates
------------------------------------------------

The assumptions for the breakeven CDR table below are as follows:

o     The Pricing Prepayment Assumptions (as defined on page A-4) are applied

o 1-month and 6-month Forward LIBOR curves (as of close on August 15, 2007) are used

o     40% loss severity

o     There is a 6 month lag in recoveries

o     100% Principal and Interest Advancing

o Run to call with triggers failing and collateral losses calculated through the life of the applicable bond

o Certificates are priced at par, except M-3 (97.1674%), M-4 (94.4992%), M-5 (85.4667%), M-6 (76.8992%), M-7 (68.2325%), M-8 (59.9090%) and M-9
      (52.7588%)

o     Assumes bonds pay on 25th calendar day of the month


                                         ------------------------------------------------------------------------------------------
                                              First Dollar of Loss              LIBOR Flat                    0% Return
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-1       CDR (%)                                         37.32                        37.46                         37.79
                  Yield (%)                                      6.6575                       4.8239                        0.1321
                  WAL                                              2.99                         2.99                          2.98
                  Modified Duration                                2.67                         2.69                          2.73
                  Principal Window                        08/10 - 08/10                08/10 - 08/10                 08/10 - 08/10
                  Principal Writedown                 10,406.41 (0.15%)           409,815.50 (5.98%)         1,348,245.92 (19.66%)
                  Total Collat Loss             130,902,244.76 (19.09%)      131,278,351.96 (19.14%)       132,161,822.15 (19.27%)
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-2       CDR (%)                                         31.45                        32.08                         32.75
                  Yield (%)                                      7.2239                       4.9060                        0.0701
                  WAL                                              3.32                         3.23                          3.21
                  Modified Duration                                2.90                         2.86                          2.91
                  Principal Window                        12/10 - 12/10                11/10 - 11/10                 11/10 - 11/10
                  Principal Writedown                  9,817.37 (0.07%)         1,108,069.71 (8.08%)         3,163,837.41 (23.07%)
                  Total Collat Loss             118,896,908.63 (17.34%)      119,713,748.86 (17.46%)       121,643,607.28 (17.74%)
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-3       CDR (%)                                         26.64                        27.12                         27.94
                  Yield (%)                                      8.1431                       4.9240                        0.0719
                  WAL                                              3.57                         3.56                          3.44
                  Modified Duration                                3.07                         3.10                          3.09
                  Principal Window                        03/11 - 03/11                03/11 - 03/11                 02/11 - 02/11
                  Principal Writedown                 27,595.48 (0.21%)        1,649,967.19 (12.34%)         3,695,554.93 (27.64%)
                  Total Collat Loss             106,990,940.66 (15.60%)      108,505,563.36 (15.82%)       110,206,558.75 (16.07%)
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-4       CDR (%)                                         22.35                        23.06                         23.78
                  Yield (%)                                      8.9899                       4.9628                        0.0887
                  WAL                                              3.90                         3.80                          3.67
                  Modified Duration                                3.30                         3.27                          3.26
                  Principal Window                        07/11 - 07/11                06/11 - 06/11                 05/11 - 05/11
                  Principal Writedown                  1,317.05 (0.01%)        2,050,991.45 (16.17%)         4,048,180.52 (31.91%)
                  Total Collat Loss              95,810,867.00 (13.97%)       97,554,558.05 (14.23%)        99,257,590.72 (14.48%)
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-5       CDR (%)                                         18.94                        19.87                         20.43
                  Yield (%)                                     11.7813                       4.9086                        0.1093
                  WAL                                              4.15                         4.01                          3.85
                  Modified Duration                                3.39                         3.40                          3.38
                  Principal Window                        10/11 - 10/11                09/11 - 09/11                 08/11 - 08/11
                  Principal Writedown                 35,602.70 (0.31%)        3,258,829.34 (27.96%)         4,932,577.66 (42.31%)
                  Total Collat Loss              85,467,287.51 (12.46%)       88,302,446.32 (12.88%)        89,714,684.69 (13.08%)
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-6       CDR (%)                                         16.33                        17.33                         17.66
                  Yield (%)                                     14.7588                       4.9722                        0.0423
                  WAL                                              4.32                         4.12                          4.03
                  Modified Duration                                3.42                         3.43                          3.46
                  Principal Window                        12/11 - 12/11                11/11 - 11/11                 11/11 - 11/11
                  Principal Writedown                      0.00 (0.00%)        3,835,469.10 (38.57%)         5,212,569.55 (52.42%)
                  Total Collat Loss              76,557,415.79 (11.16%)       79,937,032.28 (11.66%)        81,198,551.22 (11.84%)
-----------------------------------------------------------------------------------------------------------------------------------
  Class M-7       CDR (%)                                         14.47                        15.38                         15.58
                  Yield (%)                                     17.9114                       4.8557                        0.1219
                  WAL                                              4.49                         4.24                          4.15
                  Modified Duration                                3.42                         3.44                          3.45
                  Principal Window                        02/12 - 02/12                01/12 - 01/12                 01/12 - 01/12
                  Principal Writedown                 24,357.79 (0.32%)        3,777,364.27 (50.08%)         4,665,946.71 (61.86%)
                  Total Collat Loss              69,995,656.00 (10.21%)       73,253,748.57 (10.68%)        74,055,816.73 (10.80%)
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

----------------------------------------------------------------------------------------------------------------------------------
  Class M-8       CDR (%)                                        12.71                        13.73                         13.90
                  Yield (%)                                    21.3191                       4.9053                        0.0622
                  WAL                                             4.65                         4.28                          4.18
                  Modified Duration                               3.39                         3.39                          3.39
                  Principal Window                       04/12 - 04/12                03/12 - 03/12                 03/12 - 03/12
                  Principal Writedown                47,886.56 (0.61%)        4,752,246.25 (60.27%)         5,562,883.68 (70.55%)
                  Total Collat Loss              63,391,491.91 (9.24%)        67,337,090.35 (9.82%)         68,048,287.35 (9.92%)
----------------------------------------------------------------------------------------------------------------------------------
  Class M-9       CDR (%)                                        11.28                        12.22                         12.34
                  Yield (%)                                    24.7336                       4.9549                        0.0975
                  WAL                                             4.82                         4.33                          4.23
                  Modified Duration                               3.36                         3.32                          3.30
                  Principal Window                       06/12 - 06/12                05/12 - 05/12                 05/12 - 05/12
                  Principal Writedown                 7,236.45 (0.10%)        4,988,458.81 (69.28%)         5,621,926.03 (78.08%)
                  Total Collat Loss              57,811,600.94 (8.43%)        61,629,004.85 (8.99%)         62,152,019.71 (9.06%)
----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Maturity
------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o     Prepayments capped at 85% CPR

o     Static LIBOR

o     10% Optional Clean-up Call is not exercised

                               -----------------------------------------------------------------------------------------------------
                                    50% PPA          75% PPA         100% PPA         125% PPA         150% PPA         175% PPA
 -----------------------------------------------------------------------------------------------------------------------------------
 Class A-1    WAL                    4.68             3.12             2.17             1.47             0.95             0.80
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           285              231              180              143              34               28
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-1    WAL                    9.21             6.30             5.23             5.64             8.34             6.87
              First Prin Pay          48               40               48               62               89               74
              Last Prin Pay           255              191              144              113              116              96
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-2    WAL                    9.20             6.29             5.14             5.26             6.28             5.16
              First Prin Pay          48               39               46               56               65               53
              Last Prin Pay           253              188              142              111              89               74
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-3    WAL                    9.19             6.26             5.04             4.89             5.09             4.17
              First Prin Pay          48               39               44               51               55               45
              Last Prin Pay           248              183              138              108              86               71
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-4    WAL                    9.17             6.23             4.96             4.63             4.52             3.70
              First Prin Pay          48               38               42               48               49               40
              Last Prin Pay           242              177              133              104              83               68
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-5    WAL                    9.14             6.20             4.88             4.44             4.16             3.41
              First Prin Pay          48               38               41               45               45               37
              Last Prin Pay           235              170              127              99               79               65
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-6    WAL                    9.10             6.17             4.82             4.29             3.93             3.21
              First Prin Pay          48               38               40               43               42               35
              Last Prin Pay           227              163              121              94               75               62
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-7    WAL                    9.06             6.13             4.76             4.18             3.77             3.08
              First Prin Pay          48               37               40               42               41               33
              Last Prin Pay           218              155              115              89               71               59
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-8    WAL                    9.00             6.07             4.69             4.09             3.63             2.98
              First Prin Pay          48               37               39               41               39               32
              Last Prin Pay           210              148              110              85               68               56
 -----------------------------------------------------------------------------------------------------------------------------------
 Class M-9    WAL                    8.91             6.00             4.63             3.99             3.52             2.88
              First Prin Pay          48               37               38               40               38               31
              Last Prin Pay           200              140              103              80               63               52
 -----------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Call
--------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o     Prepayments capped at 85% CPR

o     Static LIBOR

o     10% Optional Clean-up Call is exercised on the first date possible

                               -----------------------------------------------------------------------------------------------------
                                    50% PPA          75% PPA         100% PPA         125% PPA         150% PPA         175% PPA
------------------------------------------------------------------------------------------------------------------------------------
Class A-1     WAL                    4.36             2.85             1.96             1.31             0.95             0.80
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           154              104              76               58               34               28
------------------------------------------------------------------------------------------------------------------------------------
Class M-1     WAL                    8.42             5.66             4.73             4.82             3.82             3.15
              First Prin Pay          48               40               48               58               46               38
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-2     WAL                    8.42             5.65             4.65             4.79             3.82             3.15
              First Prin Pay          48               39               46               56               46               38
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-3     WAL                    8.42             5.64             4.56             4.51             3.82             3.15
              First Prin Pay          48               39               44               51               46               38
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-4     WAL                    8.42             5.64             4.50             4.26             3.82             3.15
              First Prin Pay          48               38               42               48               46               38
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-5     WAL                    8.42             5.63             4.44             4.09             3.81             3.14
              First Prin Pay          48               38               41               45               45               37
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-6     WAL                    8.42             5.63             4.41             3.97             3.66             3.00
              First Prin Pay          48               38               40               43               42               35
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-7     WAL                    8.42             5.63             4.38             3.88             3.52             2.89
              First Prin Pay          48               37               40               42               41               33
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-8     WAL                    8.42             5.62             4.35             3.82             3.42             2.80
              First Prin Pay          48               37               39               41               39               32
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------
Class M-9     WAL                    8.42             5.62             4.34             3.76             3.34             2.73
              First Prin Pay          48               37               38               40               38               31
              Last Prin Pay           154              104              76               58               46               38
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-month and 6-month LIBOR adjust in accordance with the LIBOR Forward Curves as of close on August 15, 2007, (ii) day count convention of 30/360 is applied, (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption, and (iv) net swap flows, if any, are included. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


           Distribution   Excess Spread            Distribution   Excess Spread            Distribution   Excess Spread
 Period        Date            (%)        Period       Date            (%)        Period       Date            (%)
---------------------------------------   -------------------------------------   -------------------------------------
    1         Sep-07           2.35         49        Sep-11           2.98         97        Sep-15           1.73
    2         Oct-07           1.65         50        Oct-11           3.16         98        Oct-15           1.89
    3         Nov-07           1.59         51        Nov-11           2.89         99        Nov-15           1.74
    4         Dec-07           2.00         52        Dec-11           3.07        100        Dec-15           1.91
    5         Jan-08           2.29         53        Jan-12           2.86        101        Jan-16           1.77
    6         Feb-08           2.69         54        Feb-12           2.84        102        Feb-16           1.79
    7         Mar-08           3.11         55        Mar-12           3.21        103        Mar-16           2.11
    8         Apr-08           2.78         56        Apr-12           2.80        104        Apr-16           1.83
    9         May-08           3.02         57        May-12           2.98        105        May-16           1.99
   10         Jun-08           2.89         58        Jun-12           2.76        106        Jun-16           1.85
   11         Jul-08           3.08         59        Jul-12           2.95        107        Jul-16           2.02
   12         Aug-08           3.00         60        Aug-12           2.74        108        Aug-16           1.90
   13         Sep-08           3.00         61        Sep-12           2.72        109        Sep-16           1.92
   14         Oct-08           3.14         62        Oct-12           2.89        110        Oct-16           2.09
   15         Nov-08           2.97         63        Nov-12           2.67        111        Nov-16           1.96
   16         Dec-08           3.15         64        Dec-12           2.85        112        Dec-16           2.13
   17         Jan-09           2.96         65        Jan-13           2.64        113        Jan-17           2.01
   18         Feb-09           3.02         66        Feb-13           2.62        114        Feb-17           2.04
   19         Mar-09           3.74         67        Mar-13           3.21        115        Mar-17           2.53
   20         Apr-09           3.19         68        Apr-13           2.59        116        Apr-17           2.10
   21         May-09           3.38         69        May-13           2.77        117        May-17           2.27
   22         Jun-09           3.22         70        Jun-13           2.55        118        Jun-17           2.15
   23         Jul-09           3.41         71        Jul-13           2.73        119        Jul-17           2.32
   24         Aug-09           3.27         72        Aug-13           2.52        120        Aug-17           2.21
   25         Sep-09           3.31         73        Sep-13           2.51
   26         Oct-09           3.46         74        Oct-13           2.69
   27         Nov-09           3.27         75        Nov-13           2.47
   28         Dec-09           3.45         76        Dec-13           2.65
   29         Jan-10           3.27         77        Jan-14           1.92
   30         Feb-10           3.27         78        Feb-14           1.91
   31         Mar-10           3.82         79        Mar-14           2.45
   32         Apr-10           3.25         80        Apr-14           1.89
   33         May-10           3.42         81        May-14           2.03
   34         Jun-10           3.23         82        Jun-14           1.86
   35         Jul-10           3.42         83        Jul-14           2.00
   36         Aug-10           3.24         84        Aug-14           1.84
   37         Sep-10           3.23         85        Sep-14           1.84
   38         Oct-10           3.23         86        Oct-14           1.98
   39         Nov-10           2.86         87        Nov-14           1.81
   40         Dec-10           3.06         88        Dec-14           1.95
   41         Jan-11           2.88         89        Jan-15           1.78
   42         Feb-11           2.90         90        Feb-15           1.78
   43         Mar-11           3.49         91        Mar-15           2.28
   44         Apr-11           2.92         92        Apr-15           1.76
   45         May-11           3.12         93        May-15           1.90
   46         Jun-11           2.94         94        Jun-15           1.73
   47         Jul-11           3.15         95        Jul-15           1.87
   48         Aug-11           2.98         96        Aug-15           1.71


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Effective WAC Cap. The information in the following table has been prepared in accordance with the following assumptions: (i) 1-month and 6-month LIBOR remain constant at 20.00%, (ii) day count convention of actual/360 is applied, (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption, and (iv) 10% Optional Clean-up Call is not exercised. The Effective WAC Cap includes Net Swap cashflow of the Supplemental Interest Trust weighted by the balance of the Mortgage Loans at the beginning of the related Due Period adjusted on an Actual/360 basis. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


                                                                                                    Effective WAC
                                  Effective WAC     Effective WAC                                    Cap Class A     Effective WAC
                                   Cap Class A       Cap Class M                                    Certificates      Cap Class M
Period      Distribution Date   Certificates (%)   Certificates (%)   Period    Distribution Date        (%)        Certificates (%)
-------------------------------------------------------------------   --------------------------------------------------------------
   1              Sep-07              14.69             14.85           49            Sep-11            12.92            13.04
   2              Oct-07              13.45             13.61           50            Oct-11            13.17            13.30
   3              Nov-07              13.16             13.31           51            Nov-11            9.52              9.64
   4              Dec-07              13.49             13.65           52            Dec-11            9.82              9.95
   5              Jan-08              13.64             13.79           53            Jan-12            9.48              9.61
   6              Feb-08              13.95             14.10           54            Feb-12            9.47              9.59
   7              Mar-08              14.50             14.66           55            Mar-12           10.10             10.24
   8              Apr-08              13.91             14.06           56            Apr-12            9.43              9.56
   9              May-08              14.15             14.30           57            May-12            9.73              9.86
  10              Jun-08              13.89             14.04           58            Jun-12            9.40              9.53
  11              Jul-08              14.26             14.41           59            Jul-12            9.70              9.83
  12              Aug-08              14.05             14.20           60            Aug-12            9.37              9.50
  13              Sep-08              13.99             14.14           61            Sep-12            9.35              9.48
  14              Oct-08              14.20             14.35           62            Oct-12            9.65              9.78
  15              Nov-08              13.86             14.00           63            Nov-12            9.32              9.45
  16              Dec-08              14.14             14.28           64            Dec-12            9.62              9.75
  17              Jan-09              13.94             14.07           65            Jan-13            9.29              9.41
  18              Feb-09              14.03             14.16           66            Feb-13            9.27              9.40
  19              Mar-09              15.12             15.27           67            Mar-13           10.25             10.39
  20              Apr-09              14.09             14.22           68            Apr-13            9.24              9.37
  21              May-09              14.34             14.47           69            May-13            9.53              9.66
  22              Jun-09              14.05             14.18           70            Jun-13            9.21              9.34
  23              Jul-09              14.41             14.54           71            Jul-13            9.50              9.63
  24              Aug-09              14.18             14.30           72            Aug-13            9.18              9.30
  25              Sep-09              14.21             14.33           73            Sep-13            9.16              9.29
  26              Oct-09              14.45             14.57           74            Oct-13            9.45              9.58
  27              Nov-09              14.07             14.19           75            Nov-13            9.13              9.26
  28              Dec-09              14.34             14.46           76            Dec-13            9.42              9.55
  29              Jan-10              13.97             14.08           77            Jan-14            9.10              9.23
  30              Feb-10              13.94             14.04           78            Feb-14            9.09              9.21
  31              Mar-10              14.99             15.10           79            Mar-14           10.04             10.18
  32              Apr-10              13.89             13.99           80            Apr-14            9.05              9.18
  33              May-10              14.15             14.25           81            May-14            9.34              9.47
  34              Jun-10              13.78             13.87           82            Jun-14            9.02              9.15
  35              Jul-10              14.04             14.13           83            Jul-14            9.31              9.44
  36              Aug-10              13.66             13.75           84            Aug-14            8.99              9.12
  37              Sep-10              13.68             13.77           85            Sep-14            8.98              9.10
  38              Oct-10              13.93             14.02           86            Oct-14            9.26              9.39
  39              Nov-10              13.54             13.63           87            Nov-14            8.95              9.07
  40              Dec-10              13.81             13.90           88            Dec-14            9.23              9.36
  41              Jan-11              13.42             13.52           89            Jan-15            8.92              9.05
  42              Feb-11              13.35             13.45           90            Feb-15            8.91              9.03
  43              Mar-11              14.35             14.47           91            Mar-15            9.84              9.98
  44              Apr-11              13.25             13.36           92            Apr-15            8.88              9.00
  45              May-11              13.50             13.62           93            May-15            9.16              9.29
  46              Jun-11              13.12             13.23           94            Jun-15            8.85              8.97
  47              Jul-11              13.37             13.49           95            Jul-15            9.13              9.26
  48              Aug-11              12.98             13.10           96            Aug-15            8.82              8.94


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                    WAC Cap Class A     WAC Cap Class M
    Period      Distribution Date   Certificates (%)    Certificates (%)
---------------------------------------------------------------------------
      97              Sep-15              8.81                8.93
      98              Oct-15              9.08                9.21
      99              Nov-15              8.78                8.90
     100              Dec-15              9.06                9.19
     101              Jan-16              8.75                8.88
     102              Feb-16              8.74                8.86
     103              Mar-16              9.32                9.46
     104              Apr-16              8.71                8.83
     105              May-16              8.99                9.12
     106              Jun-16              8.68                8.81
     107              Jul-16              8.96                9.09
     108              Aug-16              8.66                8.78
     109              Sep-16              8.64                8.77
     110              Oct-16              8.92                9.05
     111              Nov-16              8.62                8.74
     112              Dec-16              8.89                9.02
     113              Jan-17              8.59                8.72
     114              Feb-17              8.58                8.70
     115              Mar-17              9.48                9.62
     116              Apr-17              8.55                8.68
     117              May-17              8.83                8.96
     118              Jun-17              8.53                8.65
     119              Jul-17              8.80                8.93
     120              Aug-17              8.51                8.63


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Interest rate swap agreement. On the Closing Date, the issuing entity will enter into an interest rate swap agreement with an initial swap notional amount of $283,770,282. Under the interest rate swap agreement, on each Distribution Date prior to the termination of the interest rate swap agreement, the issuing entity will be obligated to pay an amount equal to a per annum rate of [5.050%] (on an actual/360 basis) on the swap notional amount balance to the Swap Provider and the issuing entity will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the swap notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party.

                                  Swap Schedule


                                     Swap Notional                                        Swap Notional
    Period       Distribution Date     Amount ($)         Period      Distribution Date     Amount ($)
----------------------------------------------------     ---------------------------------------------------
       1               Sep-07          283,770,282          38             Oct-10           56,185,092
       2               Oct-07          271,660,631          39             Nov-10           53,768,605
       3               Nov-07          260,065,679          40             Dec-10           51,454,605
       4               Dec-07          248,963,622          41             Jan-11           49,239,571
       5               Jan-08          238,333,576          42             Feb-11           47,119,348
       6               Feb-08          228,155,539          43             Mar-11           45,089,756
       7               Mar-08          218,410,357          44             Apr-11           43,146,724
       8               Apr-08          209,079,681          45             May-11           41,286,448
       9               May-08          200,145,942          46             Jun-11           39,505,824
      10               Jun-08          191,592,312          47             Jul-11           37,801,507
      11               Jul-08          183,402,673          48             Aug-11           36,170,266
      12               Aug-08          175,561,589          49             Sep-11           34,608,983
      13               Sep-08          168,054,280          50             Oct-11           33,114,673
      14               Oct-08          160,866,586
      15               Nov-08          153,984,950
      16               Dec-08          147,396,385
      17               Jan-09          141,088,457
      18               Feb-09          135,049,254
      19               Mar-09          129,267,372
      20               Apr-09          123,731,888
      21               May-09          118,432,339
      22               Jun-09          113,358,708
      23               Jul-09          108,501,402
      24               Aug-09          103,851,231
      25               Sep-09           99,399,397
      26               Oct-09           95,137,474
      27               Nov-09           91,057,392
      28               Dec-09           87,151,423
      29               Jan-10           83,412,168
      30               Feb-10           79,832,539
      31               Mar-10           76,405,749
      32               Apr-10           73,125,300
      33               May-10           69,984,968
      34               Jun-10           66,978,794
      35               Jul-10           64,101,069
      36               Aug-10           61,346,329
      37               Sep-10           58,709,341


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Selected Mortgage Loan Data (1)
---------------------------

                       The Mortgage Loans - All Collateral


Aggregate Scheduled Principal Balance: (2)                                                  $685,715,325
Number of Mortgage Loans:                                                                          4,493
Average Scheduled Principal Balance:                                                            $152,619
Weighted Average Gross Interest Rate:                                                             8.009%
Weighted Average Net Interest Rate: (3)                                                           7.509%
Weighted Average Original FICO Score:                                                                648
Weighted Average Current FICO Score:                                                                 677
First Lien Percentage:                                                                           100.00%
Weighted Average Original LTV Ratio:                                                              80.06%
Weighted Average Combined Original LTV Ratio with Silent Seconds: (4)                             83.83%
Weighted Average Updated Current LTV Ratio: (5)                                                   74.79%
Weighted Average Updated Combined Current LTV Ratio with Silent Seconds: (4)(5)                   78.30%
Weighted Average Stated Remaining Term (months):                                                     326
Weighted Average Seasoning (months):                                                                  23
Weighted Average Months to Roll: (6)                                                                   9
Weighted Average Gross Margin: (6)                                                                6.319%
Weighted Average Initial Rate Cap: (6)                                                            2.533%
Weighted Average Periodic Rate Cap: (6)                                                           1.125%
Weighted Average Gross Maximum Lifetime Rate: (6)                                                14.088%
Percentage of Mortgage Loans with Silent Seconds: (7)                                             19.49%
Non-Zero Weighted Average Debt to Income Ratio at Origination:                                    38.83%
Percentage of Mortgage Loans with Mortgage Insurance:                                              0.00%

(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted as of the Cut-off Date.

(2) The initial aggregate scheduled principal balance of the collateral will be subject to an upward or downward variance of no more than approximately 10%.

(3) The weighted average net interest rate is equivalent to the weighted average gross interest rate less the Servicing Fee Rate.

(4) The combined original LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second lien mortgage loans not included in the mortgage loan pool that is secured by the related mortgaged property and originated in connection with the origination of the first lien mortgage loan, plus the original principal balance of the related first lien mortgage loan, to the original value of the related mortgaged property.

(5) The updated current LTV ratio reflects the current loan balance divided by the updated valuation provided by a BPO or, in the event a BPO was not completed, an AVM, between June and July 2007.

(6) Represents the weighted average of the adjustable-rate mortgage loans in the mortgage loan pool.

(7) Represents percentage of mortgage loans in the mortgage loan pool as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first lien mortgage loan and the second lien mortgage loan is not included in the mortgage loan pool.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    Distribution by Current Principal Balance

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Current Principal     of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
       Balance        Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below          64    $2,791,475    0.41%   8.616%   638    684   $43,617   59.48%  59.91%  44.71%  45.14%  82.59%  87.55%
$50,001 - $75,000       308    19,694,465    2.87    8.625    633    670    63,943   70.17   71.62   61.59   62.83   89.44   90.91
$75,001 - $100,000      688    61,051,692    8.90    8.347    640    671    88,738   77.12   80.52   69.29   72.32   79.74   94.26
$100,001 - $125,000     741    83,234,277   12.14    8.162    644    673   112,327   79.52   82.78   72.49   75.45   77.10   94.16
$125,001 - $150,000     752   103,132,731   15.04    8.086    652    677   137,145   80.89   84.95   74.56   78.29   71.54   94.59
$150,001 - $200,000   1,038   179,940,561   26.24    7.870    648    677   173,353   80.76   85.12   75.40   79.47   65.93   96.41
$200,001 - $250,000     472   104,682,249   15.27    7.897    650    680   221,784   81.42   85.40   78.88   82.67   57.40   96.06
$250,001 - $300,000     229    62,259,227    9.08    7.852    647    674   271,874   81.25   84.35   78.03   80.97   51.17   96.09
$300,001 - $350,000     132    42,557,243    6.21    7.972    656    684   322,403   81.34   85.22   77.70   81.40   53.78   95.56
$350,001 - $400,000      59    22,071,481    3.22    7.712    657    686   374,093   79.73   83.12   75.17   78.39   54.32   93.31
$400,001 - $450,000       7     2,854,655    0.42    7.577    706    735   407,808   82.16   84.99   82.58   85.12   42.79  100.00
$450,001 - $500,000       3     1,445,269    0.21    8.756    673    703   481,756   77.63   86.70   77.41   85.77   31.31   65.40
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                          Distribution by Current Rate

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
    Current Rate      Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
5.500 - 5.999%           22    $4,611,328    0.67%   5.936%   670    699  $209,606   63.05%  63.05%  64.30%  64.30%  90.46% 100.00%
6.000 - 6.499%           94    17,786,902    2.59    6.317    664    692   189,222   69.26   74.66   66.86   71.95   86.99   98.84
6.500 - 6.999%          674   113,328,831   16.53    6.838    664    693   168,144   73.55   77.52   68.43   72.17   74.31   95.79
7.000 - 7.499%          575    94,555,927   13.79    7.291    652    678   164,445   77.52   82.54   71.92   76.60   66.14   96.28
7.500 - 7.999%        1,175   178,745,744   26.07    7.767    650    679   152,124   81.77   85.70   76.90   80.56   63.34   95.93
8.000 - 8.499%          538    77,778,848   11.34    8.260    644    671   144,570   83.64   87.67   78.48   82.20   63.21   95.65
8.500 - 8.999%          692    99,638,632   14.53    8.759    640    669   143,986   83.12   85.91   78.20   80.82   61.35   94.87
9.000 - 9.499%          235    33,829,416    4.93    9.240    629    662   143,955   83.96   86.11   79.05   81.00   70.06   93.24
9.500 - 9.999%          261    37,246,981    5.43    9.762    631    663   142,709   84.48   87.47   77.53   80.22   63.23   92.97
10.000% & Above         227    28,192,715    4.11   10.943    633    664   124,197   82.37   85.32   72.45   75.11   58.65   86.50
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                       Distribution by Original FICO Score

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
   Original             of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
  Fico Score          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above             229   $36,945,242    5.39%   7.726%   764    752  $161,333   81.36%  87.77%  74.41%  80.40%  51.62%  84.65%
720 - 739               173    28,370,926    4.14    7.729    729    728   163,994   81.78   87.20   76.25   81.26   57.75   85.43
700 - 719               233    37,946,401    5.53    7.886    709    723   162,860   82.13   88.51   76.10   82.11   44.51   90.60
680 - 699               393    60,874,338    8.88    7.854    689    702   154,897   81.22   85.95   75.47   79.84   56.72   94.22
660 - 679               552    84,758,086   12.36    7.907    668    686   153,547   81.23   85.74   76.72   80.99   60.69   95.00
640 - 659               828   128,486,693   18.74    7.902    649    672   155,177   80.24   83.84   74.68   78.02   61.15   97.07
620 - 639               771   117,037,987   17.07    7.992    629    665   151,800   78.69   81.20   74.10   76.44   69.89   97.26
600 - 619               648    99,271,966   14.48    8.106    610    651   153,197   79.41   83.13   74.79   78.18   74.76   98.27
580 - 599               312    44,816,504    6.54    8.434    589    644   143,643   80.84   83.19   74.38   76.49   84.85   96.73
560 - 579               159    20,769,374    3.03    8.399    570    637   130,625   77.85   79.45   72.45   74.09   89.53   96.54
540 - 559               130    17,866,543    2.61    8.736    550    632   137,435   76.68   77.13   71.18   71.62   91.40   95.79
520 - 539                56     7,377,647    1.08    8.918    532    627   131,744   71.89   72.83   68.36   69.36   90.04   99.24
500 - 519                 9     1,193,618    0.17    8.646    514    629   132,624   71.81   71.81   70.10   70.10  100.00   86.45
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       Distribution by Current FICO Score

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
 Current Fico           of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Score            Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above             484   $73,649,486   10.74%   7.736%   718    766  $152,168   80.94%  84.92%  74.12%  77.82%  63.69%  88.06%
720 - 739               334    54,928,509    8.01    7.766    683    729   164,457   79.70   84.79   74.66   79.39   52.56   91.73
700 - 719               505    78,041,265   11.38    7.867    663    708   154,537   79.27   84.07   72.99   77.44   63.12   94.65
680 - 699               707   109,692,782   16.00    7.959    650    689   155,152   79.92   84.16   74.13   78.08   62.16   95.10
660 - 679               781   121,737,657   17.75    7.961    639    670   155,874   80.55   84.30   75.61   79.10   67.34   97.31
640 - 659               662    99,596,489   14.52    8.109    628    650   150,448   79.79   82.86   75.20   78.06   69.18   96.52
620 - 639               483    73,770,027   10.76    8.248    620    630   152,733   80.09   83.15   75.68   78.51   72.31   98.55
600 - 619               287    41,050,533    5.99    8.344    611    610   143,033   79.47   82.30   75.34   78.06   75.00   96.87
580 - 599               138    19,021,931    2.77    8.313    597    591   137,840   80.15   81.48   75.19   76.49   76.79   96.94
560 - 579                61     7,687,786    1.12    8.756    609    570   126,029   82.21   84.87   78.64   81.13   81.22   97.16
540 - 559                32     4,188,476    0.61    8.660    612    551   130,890   81.17   85.22   75.53   79.15   71.89   97.56
520 - 539                14     1,752,041    0.26    8.310    613    534   125,146   82.03   82.03   78.86   78.86   68.38  100.00
500 - 519                 5       598,342    0.09    7.978    564    513   119,668   75.50   75.50   69.51   69.51   65.91   87.01
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                              Distribution by Lien

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Lien             Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                     4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                      Distribution by Combined Original LTV

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
     Combined           of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Original LTV       Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          473   $59,847,557    8.73%   7.504%   641    678  $126,528   47.91%  48.28%  44.76%  45.15%  72.49%  94.29%
60.01 - 70.00%          404    60,326,248    8.80    7.596    633    674   149,322   66.01   66.58   62.42   62.95   73.34   91.85
70.01 - 80.00%        1,606   245,113,011   35.75    7.830    653    679   152,623   78.60   88.78   73.04   82.50   54.68   96.85
80.01 - 85.00%          423    65,574,584    9.56    8.140    635    671   155,023   84.11   84.42   79.24   79.53   69.59   96.16
85.01 - 90.00%          969   154,831,102   22.58    8.327    647    674   159,784   89.39   89.45   84.42   84.47   68.44   93.43
90.01 - 95.00%          607    98,747,906   14.40    8.427    661    682   162,682   94.20   94.20   86.74   86.74   80.29   95.72
95.01 - 100.00%          11     1,274,916    0.19    8.193    676    708   115,901   99.21   99.21   85.22   85.22   90.04  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


            Distribution by Combined Original LTV with Silent Seconds

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
     Combined                                 Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
   Original LTV       Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
    with Silent         of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
      Seconds         Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          470   $59,425,079    8.67%   7.501%   641    678  $126,436   47.94%  47.97%  44.77%  44.80%  73.00%  94.25%
60.01 - 70.00%          397    58,611,281    8.55    7.571    632    672   147,635   65.97   65.97   62.42   62.42   74.62   92.59
70.01 - 80.00%          805   116,494,657   16.99    7.835    640    672   144,714   77.14   77.17   72.25   72.27   68.06   96.20
80.01 - 85.00%          419    65,402,347    9.54    8.137    635    670   156,092   83.94   84.12   79.20   79.38   69.19   95.63
85.01 - 90.00%          993   159,657,446   23.28    8.331    648    675   160,783   88.95   89.40   83.95   84.38   66.83   92.13
90.01 - 95.00%          642   104,559,439   15.25    8.371    660    682   162,865   93.42   94.22   86.13   86.88   78.80   95.68
95.01 - 100.00%         767   121,565,077   17.73    7.835    666    686   158,494   80.12   99.94   73.73   92.15   43.55   99.32
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       Distribution by Updated Current LTV

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Updated Combined      of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Current LTV      Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          823  $103,439,996   15.08%   7.742%   641    680  $125,687   59.89%  61.47%  46.92%  48.13%  73.30%  93.20%
60.01 - 70.00%          697    98,646,608   14.39    7.899    646    677   141,530   75.94   80.74   65.60   69.69   63.47   94.87
70.01 - 80.00%        1,288   204,157,693   29.77    7.953    652    679   158,508   80.87   88.63   75.24   82.57   60.12   96.50
80.01 - 85.00%          549    89,155,060   13.00    8.057    650    675   162,395   85.53   88.25   82.59   85.41   65.46   95.82
85.01 - 90.00%          639   102,438,123   14.94    8.147    647    672   160,310   88.46   89.51   87.74   88.89   68.92   95.32
90.01 - 95.00%          350    60,203,543    8.78    8.341    650    676   172,010   90.95   91.11   92.31   92.49   75.11   95.57
95.01 - 100.00%         146    27,547,299    4.02    8.442    654    677   188,680   91.80   91.80   97.14   97.14   66.56   90.75
100.01% & Above           1       127,004    0.02    7.550    615    703   127,004   97.04   97.04  132.41  132.41    0.00  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


        Distribution by Updated Combined Current LTV with Silent Seconds

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
  Updated Combined    Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Current LTV with      of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Silent Seconds     Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
60.00% & Below          774   $96,748,426   14.11%   7.705%   640    679  $124,998   58.76%  58.95%  46.34%  46.45%  75.15%  93.41%
60.01 - 70.00%          557    78,097,347   11.39    7.908    642    676   140,211   75.01   75.89   64.70   65.30   70.37   94.07
70.01 - 80.00%          846   129,525,870   18.89    8.046    643    676   153,104   81.38   82.39   74.76   75.55   69.25   95.29
80.01 - 85.00%          552    88,231,151   12.87    8.114    649    676   159,839   85.42   87.93   80.52   82.66   65.64   94.64
85.01 - 90.00%          771   120,814,601   17.62    8.117    649    674   156,699   87.05   91.05   84.25   87.82   66.72   96.48
90.01 - 95.00%          579    98,323,398   14.34    8.119    657    679   169,816   86.68   94.22   85.24   92.27   61.97   96.11
95.01 - 100.00%         320    57,268,731    8.35    8.128    658    680   178,965   85.69   95.88   87.31   97.32   53.83   94.66
100.01% & Above          94    16,705,802    2.44    7.585    671    686   177,721   79.69   99.81   84.06  105.39   36.14  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                          Distribution by Documentation

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Documentation      Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Full Doc              3,169  $453,691,153   66.16%   7.948%   640    674  $143,165   80.15%  82.55%  74.60%  76.82% 100.00%  94.67%
Stated Doc            1,323   231,910,180   33.82    8.129    664    684   175,291   79.89   86.32   75.16   81.18    0.00   96.21
Limited Doc               1       113,992    0.02    7.540    613    662   113,992   90.00   90.00   94.21   94.21    0.00  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                             Distribution by Purpose

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Purpose          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Cashout Refi          2,998  $451,322,201   65.82%   7.977%   642    675  $150,541   78.68%  79.23%  73.86%  74.40%  74.75%  96.10%
Purchase              1,216   196,753,883   28.69    8.085    665    683   161,804   83.28   94.91   76.71   87.50   43.67   93.30
Rate/Term Refi          279    37,639,240    5.49    8.004    643    669   134,908   79.87   80.95   75.98   77.00   80.77   94.22
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            Distribution by Occupancy

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Occupancy        Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Owner Occupied        4,255  $652,747,428   95.19%   7.989%   647    676  $153,407   80.10%  83.96%  74.87%  78.47%  65.80% 100.00%
Investor                187    25,232,024    3.68    8.537    685    706   134,931   79.07   81.34   72.64   74.73   76.29    0.00
Second Home              51     7,735,873    1.13    8.051    671    704   151,684   80.50   80.50   75.75   75.75   63.63    0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                          Distribution by Property Type

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
 Property Type        Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Single Family         3,790  $564,676,834   82.35%   8.006%   646    676  $148,991   79.90%  83.46%  74.52%  77.83%  68.13%  96.24%
PUD                     297    54,388,495    7.93    8.084    646    675   183,126   82.43   86.97   78.04   82.18   53.87   93.67
Condo                   270    42,396,084    6.18    8.054    664    691   157,023   82.34   88.72   76.85   82.83   56.66   93.87
2 Family                 86    13,771,129    2.01    7.779    674    691   160,129   75.53   77.10   72.37   73.88   69.96   76.63
3-4 Family               44     8,924,612    1.30    7.971    675    696   202,832   75.23   78.67   70.01   73.17   54.89   80.91
Coop                      6     1,558,171    0.23    7.749    658    709   259,695   62.83   62.83   55.49   55.49   73.43   49.67
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                              Distribution by State

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
    State             Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
FL                      715  $112,434,784   16.40%   8.067%   650    677  $157,251   81.00%  84.71%  74.73%  78.14%  54.49%  94.71%
CA                      385    83,947,817   12.24    7.425    658    687   218,046   71.67   77.02   66.55   71.59   56.65   93.37
AZ                      299    48,707,743    7.10    7.780    650    681   162,902   81.19   85.09   76.49   80.16   69.93   95.68
VA                      198    34,539,532    5.04    8.071    644    677   174,442   81.95   85.60   78.09   81.55   62.04   96.87
TX                      285    29,848,093    4.35    8.329    636    663   104,730   80.11   85.98   71.66   76.88   68.96   94.46
NV                      144    29,105,571    4.24    7.537    648    678   202,122   78.46   82.66   76.52   80.58   59.23   93.58
MD                      146    25,992,881    3.79    8.093    643    679   178,033   77.90   80.99   72.89   75.78   66.80   97.53
NY                      150    25,333,469    3.69    7.865    650    688   168,890   73.29   74.58   67.72   68.86   67.60   93.39
PA                      179    23,176,020    3.38    8.103    642    680   129,475   80.87   82.47   74.60   76.09   79.25   96.07
GA                      151    20,272,644    2.96    8.425    647    672   134,256   84.64   88.75   81.12   84.97   70.92   96.08
Other                 1,841   252,356,771   36.80    8.195    647    674   137,076   82.60   86.04   77.38   80.57   73.04   95.75
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               Distribution by Zip

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     Zip              Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
89031m                    9    $2,065,064    0.30%   7.420%   636    671  $229,452   81.78%  87.77%  81.90%  88.19%  52.63% 100.00%
33068m                    9     1,709,808    0.25    8.372    646    670   189,979   87.62   92.53   86.69   91.28    5.91  100.00
32817m                    8     1,529,478    0.22    7.688    654    670   191,185   86.72   91.27   83.80   87.78   48.30   85.39
85303m                   10     1,484,158    0.22    7.966    659    668   148,416   81.21   88.34   73.19   79.81   63.47  100.00
89108m                    7     1,461,841    0.21    7.291    666    687   208,834   81.75   95.80   81.63   95.65   41.74  100.00
20744m                    6     1,453,044    0.21    8.551    631    644   242,174   83.81   86.91   76.37   79.35  100.00  100.00
89015m                    7     1,306,531    0.19    8.300    653    674   186,647   83.82   91.43   82.08   89.14   72.34  100.00
89130m                    5     1,289,669    0.19    7.301    642    678   257,934   82.65   82.65   83.01   83.01   53.83  100.00
93307m                    6     1,258,943    0.18    7.670    666    685   209,824   79.60   87.23   81.37   88.41   35.23   85.07
85029m                    8     1,258,177    0.18    7.983    657    682   157,272   87.03   91.11   79.35   83.34   67.33   84.49
Other                 4,418   670,898,612   97.84    8.013    648    677   151,856   79.98   83.70   74.66   78.11   66.45   95.18
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                       Distribution by Seasoning (months)

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Seasoning             of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   (months)           Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
6 - 7                    10    $1,600,739    0.23%   8.555%   665    691  $160,074   76.54%  78.49%  80.56%  82.22%  86.25%  96.27%
8 - 9                    71    11,931,660    1.74    8.575    660    678   168,052   81.55   82.07   79.11   79.59   85.31   95.36
10 - 11                 183    29,617,290    4.32    8.782    652    672   161,843   85.63   85.70   83.37   83.44   76.69   96.25
12 - 13                 189    29,523,148    4.31    8.773    655    679   156,207   84.54   86.11   81.68   83.23   63.83   94.11
14 - 15                 229    37,377,061    5.45    8.443    656    679   163,219   83.71   87.02   81.08   84.23   57.80   94.28
16 - 17                 317    51,483,976    7.51    8.319    658    679   162,410   83.26   88.46   79.99   84.91   58.21   97.14
18 - 19                 516    83,210,593   12.13    8.080    639    661   161,261   80.46   86.55   76.45   82.11   55.12   97.09
20 - 21                 529    90,157,953   13.15    7.617    651    677   170,431   80.76   87.18   77.06   83.02   53.74   97.87
22 - 23                 550    94,347,429   13.76    7.386    648    679   171,541   79.85   86.07   75.93   81.78   55.98   95.96
24 - 25                 219    35,037,408    5.11    7.790    651    682   159,988   81.53   85.74   75.17   79.08   66.80   93.56
26 - 27                 142    21,592,408    3.15    8.551    653    690   152,059   80.62   84.71   74.27   77.97   61.79   92.79
28 - 29                 173    26,054,572    3.80    8.930    645    671   150,604   84.01   88.30   75.20   79.01   66.65   94.14
30 - 31                 362    47,114,374    6.87    8.083    649    683   130,150   76.74   77.84   68.53   69.57   87.99   93.21
32 - 33                 387    48,850,637    7.12    7.825    639    677   126,229   75.93   76.34   68.19   68.55   84.75   93.01
34 - 35                 328    42,505,686    6.20    7.742    642    680   129,591   74.07   74.18   64.45   64.56   83.07   92.53
36 - 37                 225    27,548,369    4.02    7.824    650    685   122,437   75.16   76.05   65.87   66.64   82.41   90.74
38 & Above               63     7,762,021    1.13    7.653    624    688   123,207   66.72   68.00   51.58   52.62   88.75   99.32
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                  Distribution by Remaining Months to Maturity

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
  Remaining           Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Months To             of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   Maturity           Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 180                 361   $33,216,791    4.84%   7.860%   647    689   $92,013   71.12%  71.22%  58.83%  58.93%  87.90%  93.75%
181 - 240               157    18,013,431    2.63    7.782    642    682   114,735   75.31   75.37   63.62   63.69   87.09   97.28
241 - 360             3,898   621,912,200   90.70    8.019    649    677   159,546   80.63   84.69   75.85   79.63   64.37   95.16
421 - 480                77    12,572,902    1.83    8.256    628    655   163,284   82.43   86.42   80.57   84.34   67.68   97.44
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        Distribution by Amortization Type

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
  Amortization Type   Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                850  $127,604,363   18.61%   8.525%   640    668  $150,123   81.55%  86.88%  74.62%  79.47%  52.36%  93.44%
2 YR ARM 40/30
DUAL AMORTIZATION         1       125,088    0.02    6.750    613    687   125,088   80.00  100.00   78.18   97.92  100.00  100.00
2 YR ARM 40/40           33     5,442,720    0.79    8.022    620    650   164,931   81.60   86.51   79.55   84.01   48.49  100.00
2 YR ARM
BALLOON 40/30           161    29,544,995    4.31    7.861    639    666   183,509   82.26   89.76   78.24   85.23   44.09   94.66
2 YR ARM IO             599   117,902,193   17.19    7.604    660    684   196,832   79.39   87.92   75.51   83.48   53.09   97.63
3 YR ARM                443    67,171,148    9.80    8.364    642    667   151,628   83.68   86.86   78.29   81.26   60.64   92.63
3 YR ARM 40/40           27     4,587,663    0.67    8.265    631    657   169,913   82.01   86.51   80.81   85.25   75.31   95.77
3 YR ARM
BALLOON 40/30            86    15,797,551    2.30    8.193    654    671   183,692   85.42   90.74   83.12   88.11   46.52   96.05
3 YR ARM IO             145    28,896,448    4.21    7.644    663    684   199,286   82.06   86.83   78.95   83.55   56.89   98.79
40 YR FIXED              16     2,403,516    0.35    8.774    642    667   150,220   85.27   85.27   82.33   82.33   94.71   94.71
5 YR ARM                 11     2,076,900    0.30    7.485    651    668   188,809   82.94   88.23   80.64   85.96   86.83  100.00
5 YR ARM 40/40            1       139,003    0.02    8.125    589    616   139,003   80.00  100.00   81.77  102.32  100.00  100.00
5 YR ARM
BALLOON 40/30             3       498,047    0.07    7.733    676    721   166,016   87.37   92.45   83.42   88.44   50.35  100.00
5 YR ARM IO              11     1,989,885    0.29    7.133    682    681   180,899   76.52   80.56   74.43   78.11   85.07  100.00
6 MO ARM IO               1       169,039    0.02    7.875    780    738   169,039   80.57   80.57   61.47   61.47  100.00  100.00
FIXED                 2,022   265,920,836   38.78    7.895    647    682   131,514   77.64   78.14   71.62   72.10   83.77   94.89
FIXED 40/30
DUAL AMORTIZATION         2       346,165    0.05    8.704    649    705   173,083   93.08   93.08   93.66   93.66  100.00  100.00
FIXED BALLOON 30/15       4       373,384    0.05    8.162    693    735    93,346   85.32   85.32   80.24   80.24  100.00   40.60
FIXED BALLOON 40/30      10     2,002,904    0.29    8.028    661    691   200,290   83.91   85.83   79.77   81.79   74.38   91.72
FIXED IO                 67    12,723,477    1.86    8.044    658    681   189,903   83.01   85.06   81.67   83.60   72.42  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                      Distribution by Initial Periodic Cap

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
   Initial              of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
 Periodic Cap         Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1.000%                    4      $587,312    0.09%   7.780%   699    711  $146,828   80.16%  94.41%  70.75%  84.19%  77.24% 100.00%
1.300%                    1       203,127    0.03    7.990    728    744   203,127   80.00  100.00   74.41   93.08    0.00  100.00
1.500%                  451    76,807,639   11.20    8.220    660    682   170,305   86.45   94.65   79.37   86.93   49.71   91.06
1.505%                    1       121,622    0.02    7.625    715    670   121,622   80.00  100.00   55.28   69.18    0.00  100.00
1.509%                    2       386,058    0.06    8.766    653    707   193,029   86.85   96.17   82.34   90.75   46.58  100.00
2.000%                  450    73,619,598   10.74    8.303    652    676   163,599   79.80   84.42   75.77   80.11   56.95   97.14
2.910%                    2       309,037    0.05    7.429    643    668   154,518   82.41   82.41   65.66   65.66   48.28  100.00
2.950%                    1       107,881    0.02    7.550    687    661   107,881   64.48   64.48   60.61   60.61    0.00  100.00
2.970%                    1       115,079    0.02    5.875    650    660   115,079   67.43   67.43   75.21   75.21  100.00  100.00
2.990%                    1       220,607    0.03    8.125    647    668   220,607   79.99   89.98   76.33   86.01    0.00  100.00
3.000%                1,447   247,535,574   36.10    7.977    643    670   171,068   80.49   86.23   76.02   81.35   54.39   96.00
3.005%                    1       170,943    0.02    7.375    690    695   170,943   95.00   95.00   61.71   61.71    0.00  100.00
3.700%                    1       254,693    0.04    8.200    643    666   254,693   92.06   92.06   80.85   80.85  100.00  100.00
5.000%                    7     1,168,624    0.17    6.676    665    685   166,946   72.36   78.23   69.55   75.40   86.35  100.00
6.000%                    2       337,250    0.05    7.990    622    664   168,625   95.00   95.00   93.69   93.69  100.00  100.00
N/A                   2,121   283,770,282   41.38    7.911    648    682   133,791   78.02   78.59   72.26   72.81   83.33   95.03
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Distribution by Periodic Cap

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
 Periodic Cap         Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1.000%                1,849  $311,126,955   45.37%   8.075%   645    671  $168,268   80.41%  85.64%  75.98%  80.85%  55.26%  96.04%
1.500%                  474    81,043,776   11.82    8.173    659    681   170,978   85.88   93.90   79.13   86.52   50.44   91.92
2.000%                   49     9,774,312    1.43    7.423    674    696   199,476   80.03   94.59   74.67   88.32   45.29  100.00
N/A                   2,121   283,770,282   41.38    7.911    648    682  $133,791   78.02   78.59   72.26   72.81   83.33   95.03
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                      Distribution by Months to Rate Reset

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Months To             of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
  Rate Reset          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 6                 1,495  $255,339,407   37.24%   8.019%   648    675  $170,796   80.36%  87.33%  74.71%  81.14%  51.04%  95.24%
7 - 12                  218    36,216,794    5.28    8.036    647    671   166,132   83.91   89.34   79.41   84.58   59.84   94.77
13 - 24                 537    89,817,635   13.10    8.166    648    672   167,258   82.68   87.34   79.30   83.71   55.89   95.46
25 - 36                 105    17,532,581    2.56    8.647    650    663   166,977   86.60   86.81   83.01   83.24   73.12   95.85
37 - 48                  12     2,057,737    0.30    7.690    659    676   171,478   85.17   93.62   82.09   90.33   60.26  100.00
49 & Above                5       980,888    0.14    7.863    703    706   196,178   86.28   86.28   85.55   85.55  100.00  100.00
N/A                   2,121   283,770,282   41.38    7.911    648    682   133,791   78.02   78.59   72.26   72.81   83.33   95.03
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                        Distribution by Life Maximum Rate

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
  Life Maximum Rate   Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.001 - 11.999%          40    $8,138,442    1.19%   7.541%   668    685  $203,461   69.53%  70.88%  67.25%  68.54%  72.85%  95.82%
12.000 - 12.499%         77    15,700,333    2.29    6.717    672    692   203,900   72.15   78.29   70.08   75.83   81.61   98.02
12.500 - 12.999%        277    50,627,177    7.38    7.264    654    684   182,770   75.33   82.26   70.69   77.14   63.27   97.54
13.000 - 13.499%        277    48,212,485    7.03    7.601    651    671   174,052   79.52   86.99   74.67   81.62   55.89   97.33
13.500 - 13.999%        470    80,825,383   11.79    7.862    652    678   171,969   81.16   88.22   76.40   82.97   49.52   96.36
14.000 - 14.499%        298    51,525,611    7.51    8.218    650    673   172,905   84.49   90.50   78.82   84.31   52.90   93.84
14.500 - 14.999%        435    72,367,144   10.55    8.354    649    674   166,361   84.69   90.20   79.49   84.63   45.54   94.09
15.000 - 15.499%        190    29,741,790    4.34    8.838    636    666   156,536   84.26   89.27   79.69   84.38   54.90   92.98
15.500 - 15.999%        209    31,759,815    4.63    9.171    627    652   151,961   85.72   89.84   80.54   84.40   50.18   94.59
16.000% & Above          99    13,046,863    1.90    9.855    625    645   131,786   87.71   90.82   79.65   82.35   53.75   88.74
N/A                   2,121   283,770,282   41.38    7.911    648    682   133,791   78.02   78.59   72.26   72.81   83.33   95.03
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                             Distribution by Margin

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
                        of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
      Margin          Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.001 - 4.999%          207   $36,738,420    5.36%   7.523%   666    686  $177,480   80.13%  86.22%  76.27%  81.99%  59.48%  97.57%
5.000 - 5.499%          202    35,816,413    5.22    7.743    656    680   177,309   80.21   87.53   75.16   81.86   65.92   95.71
5.500 - 5.999%          439    78,190,629   11.40    7.742    652    677   178,111   79.94   86.47   74.20   80.22   61.82   95.51
6.000 - 6.499%          444    78,653,267   11.47    7.879    652    676   177,147   80.18   87.49   75.75   82.53   49.31   92.47
6.500 - 6.999%          454    74,963,769   10.93    8.043    648    674   165,118   82.03   88.23   77.70   83.55   49.31   96.58
7.000 - 7.499%          285    45,832,771    6.68    8.434    641    666   160,817   84.35   89.46   79.37   84.12   46.29   97.96
7.500 - 7.999%          207    34,025,100    4.96    8.996    632    656   164,372   84.32   87.73   78.56   81.74   48.04   94.85
8.000 - 8.499%           89    11,919,979    1.74    9.472    628    664   133,932   86.29   88.18   80.08   81.83   54.97   87.54
8.500 - 8.999%           31     4,301,455    0.63    9.789    604    643   138,757   82.16   83.05   77.31   78.09   57.81   98.87
9.000 - 9.499%            7       536,730    0.08   11.847    598    628    76,676   77.62   77.62   65.64   65.64   72.31  100.00
9.500% & Above            7       966,511    0.14   11.913    600    652   138,073   81.75   86.84   72.91   76.77   72.45   78.58
N/A                   2,121   283,770,282   41.38    7.911    648    682   133,791   78.02   78.59   72.26   72.81   83.33   95.03
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                   Distribution by Interest Only Term (months)

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
   Interest           Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Only Term             of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   (months)           Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     3,670  $524,034,283   76.42%   8.123%   644    675  $142,789   80.05%  82.72%  74.24%  76.72%  69.38%  94.31%
24                       15     3,338,897    0.49    7.586    669    692   222,593   80.38   95.11   79.50   93.95   41.06  100.00
36                        7     1,343,525    0.20    7.356    687    709   191,932   81.26   96.29   76.82   91.06   30.89  100.00
60                      797   156,098,244   22.76    7.641    660    683   195,857   80.07   87.13   76.49   83.10   56.47   97.98
120                       4       900,376    0.13    8.151    703    701   225,094   85.72   92.95   80.83   87.52   18.77  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                Distribution by Distribution by Delinquency (ABS)

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
  Distribution                                Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
       by             Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  Delinquency           of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
     (ABS)            Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Current               4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                       Distribution by T30 - Past 3 Months

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  T30 - Past            of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   3 Months           Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     4,479  $683,639,258   99.70%   8.006%   648    677  $152,632   80.07%  83.84%  74.80%  78.31%  66.19%  95.19%
1                        14     2,076,067    0.30    9.184    604    614   148,290   78.53   80.74   71.79   73.85   57.40   95.18
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       Distribution by T30 - Past 6 Months

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  T30 - Past            of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
   6 Months           Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     4,440  $676,914,305   98.72%   8.004%   648    678  $152,458   80.07%  83.83%  74.81%  78.31%  66.29%  95.19%
1                        46     7,799,950    1.14    8.249    638    622   169,564   79.75   83.82   74.92   78.70   54.04   94.36
2                         5       706,550    0.10   10.723    589    589   141,310   81.15   81.15   64.41   64.41   61.78  100.00
3                         1       179,162    0.03    8.250    608    536   179,162   80.00   80.00   71.95   71.95  100.00  100.00
4                         1       115,357    0.02    7.350    653    648   115,357   62.36   62.36   57.68   57.68  100.00  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================


                      Distribution by T30 - Past 12 Months

                                                                                                              Wt.
                                                                                              Wt.             Avg.
                                                                                              Avg.          Updated
                                             Pct.     Wt.                                    Comb.    Wt.    Comb.
                                              Of     Avg.     Wt.    Wt.              Wt.    Orig.    Avg.  Current
                      Number               Pool By  Gross    Avg.   Avg.     Avg.    Avg.     LTV   Updated   LTV    Pct.    Pct.
  T30 - Past            of     Principal    Prin.  Interest  Orig. Current  Prin.    Orig.   incld  Current  incld   Full   Owner
  12 Months           Loans     Balance    Balance   Rate    FICO   FICO   Balance    LTV     SS.     LTV     SS.     Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                     4,348  $663,711,195   96.79%   7.999%   649    678  $152,647   80.13%  83.84%  74.88%  78.35%  66.29%  95.28%
1                       101    15,409,577    2.25    8.276    641    643   152,570   78.10   83.68   72.86   77.90   62.90   91.02
2                        20     2,907,796    0.42    8.768    620    625   145,390   80.20   84.43   74.37   78.35   56.87   95.22
3                        13     1,862,507    0.27    8.103    651    662   143,270   75.07   78.77   66.94   69.85   60.18   93.13
4                         4       768,648    0.11    7.915    599    619   192,162   77.00   80.74   64.35   66.57   81.42  100.00
5                         2       322,762    0.05    7.814    637    621   161,381   80.00   88.90   72.04   80.07  100.00  100.00
6                         5       732,840    0.11    8.841    619    640   146,568   77.46   82.70   70.95   75.73   36.96  100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                4,493  $685,715,325  100.00%   8.009%   648    677  $152,619   80.06%  83.83%  74.79%  78.30%  66.16%  95.19%
===================================================================================================================================



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.